EXIBIT 3.337
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/25/1998
981374697 — 2949026
CERTIFICATE OF LIMITED PARTNERSHIP
OF
VICTORIA OF TEXAS, L.P.
This Certificate of Limited Partnership of VICTORIA OF TEXAS, L. P. (the “Partnership”), dated as of September 25, 1998, is bring executed and filed by Detar Hospital, LLC, a Delaware limited liability company, as sole general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.
1. Name. The name of the limited partnership formed hereby is VICTORIA OF TEXAS, L.P.
2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company. 1013 Centre Road, Wilmington, Delaware 19805.
4. General Partner. The name and the business address of the sole general partner of the Partnership is:
Detar Hospital, LLC
c/o Columbia/HCA Healthcare Corporation
One Park Plaza
P.O. Box 550
Nashville, Tennessee 37202
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.
DETAR HOSPITAL, LLC,
General Partner
/s/ John M. Franck II
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:45 PM 05/07/1999
991183249 — 2949026
CERTIFICATE OF MERGER
OF
HDP DETAR HOSPITAL, L.P.
INTO
VICTORIA OF TEXAS, L.P.
Pursuant to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act
The undersigned limited partnership DOES HEREBY CERTIFY:
FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

HDP Detar Hospital, LP. (the “Detar L.P.”)	Delaware

Victoria of Texas, L.P. (the “Victoria LP”)	Delaware
SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities in the merger.
THIRD: The Detar L.P. shall be merged with and into the Victoria L.P., with the Victoria L.P. being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Victoria of Texas, L.P.
FOURTH: The Certificate of Limited Partnership of the Victoria L.P. shall be the Certificate of Limited Partnership of the Surviving Entity.
FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.
SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any partner of the constituent entities.
SEVENTH: This Certificate of Merger shall be effective on May 7, 1999.

*****
IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 6th day of May, 1999.
VICTORIA OF TEXAS, L.P.
By: Detar Hospital, LLC, its general partner
/s/ R. Milton Johnson
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 09/29/2000
1496903 — 2949026
CERTIFICATE OF MERGER
OF
VRMC LIMITED PARTNERSHIP
WITH AND INTO
VICTORIA OF TEXAS, L.P.
Pursuant to
Section 17-211 of the Delaware Limited Partnership Act
The undersigned limited partnerships DO HEREBY CERTIFY
FIRST. The name and the state of organization of each of this constituent entities to the merger are as follows

Name	State of Formation

VRMC Limited Partnership	Texas

Victoria of Texas, L.P.	Delaware
SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) between the constituent entities to the merger (the “Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 17-211 of the Delaware Limited Partnership Act.
THIRD: VRMC Limited Partnership will be merged with and into Victoria of Texas, L.P., with Victoria of Texas, L.P. being the surviving entity in the Merger. The name of the surviving entity will be Victoria of Texas, L.P.
FOURTH: The executed Merger Agreement is on file at the principal place of business of Victoria of Texas, L.P. The address of Victoria of Texas, L.P. is 13455 Noel Road, 20th Floor, Dallas, Texas 75240.
FIFTH: A copy of the Merger Agreement will be furnished by Victoria of Texas, L.P., on request and without cost, to any partner of the constituent entities.
SIXTH: The effective date of this Certificate of Merger is October 1, 2000.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 29th day of September, 2000.

VRMC LIMITED PARTNERSHIP	VICTORIA OF TEXAS, L.P.

By: DETAR HOSPITAL, LLC, its general	By: DETAR HOSPITAL, LLC, its general

partner	partner

/s/ W. Stephen Love Sr.	/s/ W. Stephen Love
SR. Vice President	SR. Vice President